EXHIBIT 99.1

                             GUARDIAN TELECOM, INC.

                                    CONTENTS

                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM                       F-2

FINANCIAL STATEMENTS

     Balance Sheets as of July 31, 2011 and 2010                             F-3

     Statements of Operations and Comprehensive Loss for the years
      ended July 31, 2011 and 2010                                           F-4

     Statement of Changes in Stockholders' Equity for the years
      ended July 31, 2011 and 2010                                           F-5

     Statements of Cash Flows for the years ended July 31, 2011 and 2010     F-6

     Notes to Financial Statements                                           F-7

                       [LETTERHEAD OF S. W. HATFIELD, CPA]

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Guardian Telecom, Inc.

We have audited the accompanying balance sheets of Guardian Telecom, Inc. (an Alberta, Canada corporation) as of July 31, 2011 and 2010 and the related statements of operations and comprehensive loss, changes in stockholders' equity (deficit) and statements of cash flows for each of the years ended July 31, 2011 and 2010, respectively. These financial statements are the sole responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guardian Telecom, Inc. (an Alberta, Canada corporation) as of July 31, 2011 and 2010 and the results of its operations and cash flows for each of the years ended July 31, 2011 and 2010, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.


                                              /s/ S. W. Hatfield CPA
                                              ----------------------------------
                                              S. W. HATFIELD, CPA

Dallas, Texas
July 27, 2012

                             GUARDIAN TELECOM, INC.
                                 BALANCE SHEETS
                             July 31, 2011 and 2010

                                                                       (CN$)                  (CN$)
                                                                      July 31,               July 31,
                                                                        2011                   2010
                                                                    ------------           ------------
                                     ASSETS

CURRENT ASSETS
  Cash on hand and in bank                                          $    198,283           $     86,919
  Accounts receivable
    Trade, net of allowance for doubtful
     accounts of $30,000 and $15,425, respectively                       783,620                813,030
    Employees and other                                                   11,486                 13,765
    Income tax refunds and rebates                                        14,604                 47,306
  Inventory                                                              912,914                737,109
  Prepaid expenses                                                        88,205                 93,782
                                                                    ------------           ------------
      TOTAL CURRENT ASSETS                                             2,009,112              1,791,911
                                                                    ------------           ------------
PROPERTY AND EQUIPMENT - AT COST
  Manufacturing equipment                                              2,882,109              2,882,747
  Office equipment, furniture and fixtures                               551,237                530,629
  Leasehold improvements                                                 110,063                110,063
                                                                    ------------           ------------
                                                                       3,543,409              3,523,439
Accumulated depreciation                                              (2,947,677)             (2,619,189)
                                                                    ------------           ------------
NET PROPERTY AND EQUIPMENT                                               595,732                904,250
                                                                    ------------           ------------

      TOTAL ASSETS                                                  $  2,604,844           $  2,696,161
                                                                    ============           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Line of credit payable to a bank                                  $    365,000           $    807,048
  Current maturities of capital leases payable                            68,688                211,689
  Accounts payable - trade                                               483,907                286,522
  Other accrued liabilities                                               94,599                111,197
  Notes payable to shareholders                                          925,000                325,000
  Accrued interest payable                                                    --                 16,250
                                                                    ------------           ------------
      TOTAL CURRENT LIABILITIES                                        1,937,194              1,757,706

LONG-TERM LIABILITIES
  Capital leases payable, net of current maturities                       61,264                129,952
                                                                    ------------           ------------
      TOTAL LIABILITIES                                                1,998,458              1,887,658
                                                                    ------------           ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY Common stock - $0.01 stated value
  Class A - Unlimited shares authorized
   10,000 shares issued and outstanding                                      100                    100
  Class B - Unlimited shares authorized
   None issued and outstanding                                                --                     --
  Class C - Unlimited shares authorized
   None issued and outstanding                                                --                     --
  Class D - Unlimited shares authorized
   None issued and outstanding                                                --                     --
  Additional paid-in capital                                              15,119                     --
  Retained earnings                                                      591,167                808,403
                                                                    ------------           ------------
      TOTAL STOCKHOLDERS' EQUITY                                         606,386                808,503
                                                                    ------------           ------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  2,604,844           $  2,696,161
                                                                    ============           ============


   The accompanying notes are an integral part of these financial statements.

                             GUARDIAN TELECOM, INC.
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                       Years ended July 31, 2011 and 2010

                                                    (CN$)                  (CN$)
                                                 Year ended             Year ended
                                                  July 31,               July 31,
                                                    2011                   2010
                                                ------------           ------------
REVENUES
  Telecommunication equipment                   $  4,850,459           $  4,449,717
  Contract manufacturing                           1,049,664              1,090,251
                                                ------------           ------------
TOTAL REVENUES                                     5,900,123              5,539,968
                                                ------------           ------------
COST OF SALES
  Materials                                        2,829,064              2,669,728
  Direct Labor and related costs                     577,154                476,819
  Other direct costs and expenses                    510,204                483,862
  Depreciation                                       308,893                313,153
                                                ------------           ------------
TOTAL COST OF SALES                                4,225,315              3,943,562
                                                ------------           ------------
GROSS PROFIT                                       1,674,808              1,596,406
                                                ------------           ------------
OPERATING EXPENSES
  Research and development expenses                  486,241                414,679
  Marketing and promotion expenses                   528,051                591,190
  General and administrative expenses                791,835                906,783
                                                ------------           ------------
TOTAL OPERATING EXPENSES                           1,806,127              1,912,652
                                                ------------           ------------
LOSS FROM OPERATIONS                                (131,319)              (316,246)

OTHER INCOME (EXPENSE)
  Interest expense                                   (57,050)               (82,597)
  Loss on foreign exchange                           (41,613)               (44,543)
  Other income (expense)                              (1,858)                   220
                                                ------------           ------------
LOSS BEFORE INCOME TAXES                            (231,840)              (443,166)
PROVISION FOR INCOME TAXES                            14,604                     --
                                                ------------           ------------
NET LOSS                                            (217,236)              (443,166)
OTHER COMPREHENSIVE INCOME                                --                     --
                                                ------------           ------------

COMPREHENSIVE LOSS                              $   (217,236)          $   (443,166)
                                                ============           ============
Loss per weighted-average share
 of common stock outstanding, computed
 on net loss - basic and fully diluted          $     (21.72)          $     (44.32)
                                                ============           ============
Weighted-average number of
 common shares outstanding                            10,000                 10,000
                                                ============           ============


   The accompanying notes are an integral part of these financial statements.

                             GUARDIAN TELECOM, INC.
                   STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
                       Years ended July 31, 2011 and 2010

                                        (CN$)             (CN$)
                                    Common Stock        Additional        (CN$)
                                 ------------------      Paid-in        Retained            (CN$)
                                 Shares      Amount      Capital        Earnings            Total
                                 ------      ------      -------        --------            -----
BALANCES AT AUGUST 1, 2009       10,000      $  100      $     --      $ 1,251,569       $ 1,251,669

Net loss for the year                --          --            --         (443,166)         (443,166)
                                -------      ------      --------      -----------       -----------
BALANCES AT JULY 31, 2010        10,000         100            --          808,403           808,503

Contributed capital from
 non-interest bearing notes
 payable to stockholders             --          --        15,119               --            15,119

Net loss for the year                --          --            --         (217,236)         (217,236)
                                -------      ------      --------      -----------       -----------

BALANCES AT JULY 31, 2011        10,000      $  100      $ 15,119      $   591,167       $   606,386
                                =======      ======      ========      ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                             GUARDIAN TELECOM, INC.
                            STATEMENTS OF CASH FLOWS
                             July 31, 2011 and 2010

                                                                           (CN$)                (CN$)
                                                                         July 31,             July 31,
                                                                           2011                 2010
                                                                        ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the year                                                 $ (217,236)          $ (443,166)
  Adjustments to reconcile net loss to net
   cash provided by operating activities
     Depreciation and amortization                                         328,488              341,633
     Bad debt expense                                                       13,033               17,935
     Interest expense contributed
      as capital by stockholders                                            15,119                   --
     (Increase) Decrease in
       Accounts receivable                                                  18,656              182,748
       Income tax rebates receivable                                        32,702               93,050
       Inventory                                                          (175,805)             183,008
       Prepaid expenses                                                      5,577               (9,512)
     Increase (Decrease) in
       Accounts payable                                                    197,385              (72,424)
       Other accrued liabilities                                           (16,598)               4,893
       Accrued interest payable                                            (16,250)                  --
                                                                        ----------           ----------
           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             185,071              298,165
                                                                        ----------           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                       (19,970)             (12,089)
                                                                        ----------           ----------
           NET CASH USED IN INVESTING ACTIVITIES                           (19,970)             (12,089)
                                                                        ----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loans from stockholders                                    600,000                   --
  Net increase (reduction) in line of credit payable to a bank            (442,048)               7,882
  Cash paid on capital leases payable                                     (211,689)            (274,419)
                                                                        ----------           ----------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                       (53,737)            (266,537)
                                                                        ----------           ----------
INCREASE (DECREASE) IN CASH                                                111,364               19,539
Cash at beginning of year                                                   86,919               67,380
                                                                        ----------           ----------

CASH AT END OF YEAR                                                     $  198,283           $   86,919
                                                                        ==========           ==========
SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID
  Interest paid for the period                                          $   58,181           $   82,597
                                                                        ==========           ==========
  Income taxes paid (refunded) for the period                           $  (47,306)          $  (93,050)
                                                                        ==========           ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES                                                   $       --           $       --
                                                                        ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                             GUARDIAN TELECOM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             July 31, 2011 and 2010


NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Guardian Telecom, Inc. (Company) was incorporated on April 26, 1993 in accordance with the Alberta (Canada) Business Corporations Act as 564058 Alberta, Inc. The Company changed its corporate name to Guardian Telecom, Inc. on August 4, 1993.

The Company is in the business of designing, manufacturing and distributing telephone equipment, systems and accessories. The Company also performs contract manufacturing services, including surface mount and through-hole population of printed circuit boards, mechanical assembly, parts procurement, testing and final assembly for unrelated third-parties.

NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The accompanying financial statements are stated in Canadian Dollars (CN$), the Company's principal functional currency, and have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Company has adopted a year-end of July 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management  acknowledges  that  it is  solely  responsible  for  adopting  sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

For segment reporting purposes, the Company operated in only one industry segment (manufacturing) during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2. Accounts receivable and Revenue Recognition

In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the World. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

2. Accounts receivable and Revenue Recognition - continued

The Company ships all product on an FOB-Plant, "as-is" basis. Accordingly, revenue is recognized by the Company at the point at which an order is shipped at a fixed price, collection is reasonably assured and the Company has no remaining performance obligations related to the sale. The Company sells all products with "no right of return" by the purchaser for any factor other than defects in the product's production.

On an infrequent basis, the Company may elect to accept product returns from customers on a case-by-case basis to offset unpaid accounts receivable. These situations are generally a "last case" scenario and are initiated by senior management through negotiations with the respective customer.

3. Inventory

Inventory consists of raw materials, work-in-process and finished goods related to the business of designing, manufacturing and distributing telephone equipment, systems and accessories, as well as performing contract manufacturing services, including surface mount and through-hole population of printed circuit boards, mechanical assembly, parts procurement, testing and final assembly for unrelated third-parties.

Inventory is valued at the lower of cost or market using the standard cost method, which, in the Company's case, approximates the first-in, first-out method.

4. Property, plant and equipment

Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally two to ten years.

Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

In accordance with the Property, Plant and Equipment topic of the topic of the FASB Accounting Standards Codification, the Company follows the policy of evaluating all property and equipment as of the end of each reporting quarter. For each of the years ended July 31, 2011 and 2010, no charges to operations were made for impairments in the future benefit or recoverability of property and equipment.

5. Income Taxes

The Company files income tax returns with the Government of Canada and the Provence of Alberta. The Company is not currently undergoing any examinations by regulatory taxing authorities for any period and does not anticipate any examinations of returns filed in prior periods.

The Company uses the asset and liability method of accounting for income taxes. At July 31, 2011 and 2010, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals, as well as the potential impact of any net operating loss carryforwards (s) and their potential utilization.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management's acceptance of potentially uncertain positions for income tax treatment on a "more-likely-than-not" probability of an assessment upon examination by a respective taxing authority. As a result of the implementation of Codification's Income Tax Topic, the Company did not incur any liability for unrecognized tax benefits.

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

6. Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully  diluted  earnings  (loss) per share is computed  similar to basic  income
(loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

As of July 31, 2011 and 2010, the Company had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

7. Advertising costs

The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

8. Warranty costs

The Company provides an accrual for warranty costs based on management's best estimate of future liabilities based on historical experience, sales volume and type of product sold. For the years ended July 31, 2011 and 2010, the Company's warranty expense was nominal and approximately $-0- and $-0- was accrued as of July 31, 2011 and 2010, respectively.

9. Pending and/or New Accounting Pronouncements

The Company is of the opinion that any pending accounting pronouncements, either in the adoption phase or not yet required to be adopted, will not have a significant impact on the Company's financial position or results of operations.

NOTE D - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE E - CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash accounts in a single financial institution subject to insurance coverage issued by the Canada Deposit Insurance Corporation
(CDIC). Under CDIC rules, the Company is entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution.

During the periods ended July 31, 2011 and 2010, respectively, the Company periodically maintained deposits in this financial institution with credit risk exposures in excess of statutory CDIC coverage. The Company incurred no losses through July 31, 2011, and subsequent thereto, as a result of any of these unsecured situations.

NOTE F - INVENTORY

As of July 31, 2011 and 2010, inventory consisted of the following components:

                                                      July 31,        July 31,
                                                        2011            2010
                                                     ----------      ----------
Raw materials                                        $  716,773      $  544,460
Work in process                                          12,350          24,011
Finished goods                                          183,791         168,638
                                                     ----------      ----------

Totals                                               $  912,914      $  737,109
                                                     ==========      ==========

NOTE G - PROPERTY AND EQUIPMENT

Property and equipment consist of the following components:

                                       July 31,        July 31,       Estimated
                                         2011            2010        useful life
                                      ----------      ----------     -----------
Manufacturing equipment               $2,882,109      $2,882,747       7 years
Office equipment, furniture
 and fixtures                            551,237         530,629       2-7 years
Leasehold improvements                   110,063         110,063       10 years
                                      ----------      ----------
                                       3,543,409       3,523,439
Accumulated depreciation              (2,947,677)     (2,619,189)
                                      ----------      ----------

Net property and equipment            $  595,732      $  904,250
                                      ==========      ==========

Total depreciation expense charged to operations for the years ended July 31, 2011 and 2010 was approximately $328,500 and $341,600, respectively.

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long-term capital leases:

                                                      July 31,        July 31,
                                                        2011            2010
                                                     ----------      ----------
Manufacturing equipment                              $1,387,606      $1,387,606
Less accumulated depreciation                        (1,050,099)       (851,870)
                                                     ----------      ----------

                                                     $  337,507      $  535,736
                                                     ==========      ==========

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE H - LINE OF CREDIT NOTE PAYABLE TO A BANK

The Company has a $500,000 ($1,000,000 at July 31, 2010) revolving line of credit note payable with the Royal Bank of Canada (RBC). The loan bears interest at RBC's Prime interest rate + 2.9% (5.90% at July 31, 2011). Advances are made in increments of $5,000 and the maximum to be outstanding at any one time is 75% of "Good Accounts Receivable" (as defined in the Agreement) and 50% of the lesser of cost or net realizable value of "Unencumbered Inventory" (as defined in the Agreement) to a maximum of $250,000. All accrued interest is payable monthly, in arrears. The Company is required to maintain certain financial covenants, as defined in the Agreement, of a ratio of Total Liabilities to Tangible Net Worth of not less than 1.25:1 and a ratio of Current Assets to Current Liabilities of not less than 1.5:1. The Company believes that it is in compliance with the financial covenants as calculated pursuant to the Agreement. As of July 31, 2011 and 2010, the outstanding balance on the line of credit was approximately $365,000 and $807,048, respectively.

NOTE I - CAPITAL LEASES PAYABLE

                                                                     July 31,             July 31,
                                                                       2011                 2010
                                                                    ----------           ----------
$203,740 capital lease payable to a finance corporation
  Interest at 5.39%.  Payable in monthly installments
  of approximately $3,572, including accrued interest
  Final maturity paid in October 2010.  Collateralized by
  equipment                                                         $       --           $    9,792

$763,232 capital lease payable to a finance corporation
  Interest at 5.78%.  Payable in monthly installments
  of approximately $13,527, including accrued interest
  Final maturity paid in November 2010.  Collateralized by
  equipment                                                                 --              115,110

$197,704 capital lease payable to a finance corporation
  Interest at 6.20%.  Payable in monthly installments
  of approximately $3,805, including accrued interest
  Final maturity due in January 2012.  Collateralized by
  equipment                                                             22,453               65,331

$222,930 capital lease payable to a finance corporation
  Interest at 5.21%.  Payable in monthly installments
  of approximately $4,229, including accrued interest
  Final maturity due in October 2013.  Collateralized by
  equipment                                                            107,499              151,408
                                                                    ----------           ----------
                                                                       129,952              341,641
Less current maturities                                                (68,688)            (211,689)
                                                                    ----------           ----------

Long-term portion                                                   $   61,264           $  129,952
                                                                    ==========           ==========

Future maturities of long-term capital leases payable are

                                                                    Year ending
                                                                     July 31,              Amount
                                                                     --------              ------
                                                                       2012              $   68,688
                                                                       2013                  48,704
                                                                       2014                  12,560
                                                                                         ----------

                                                                      Total              $  129,952
                                                                                         ==========

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE J - LOANS FROM SHAREHOLDERS

Future maturities of long-term capital leases payable are

                                                                         July 31,          July 31,
                                                                           2011              2010
                                                                         --------          --------
Notes payable to four former stockholders.  Interest
  payable at 5.0%, payable annually.  Principal and
  any unpaid, but accrued, interest due upon demand
  The notes are unsecured and were assumed by the
  Company's current majority shareholder in October 2010                 $     --          $325,000

Note payable to current stockholder. Due upon demand
  Non-interest bearing unless Company fails immediately pay
  upon demand in which case the note bears interest,
  prospectively, at RBC's Prime Rate + 3.0%. The note is
  unsecured and subordinated to the Company's Line of
  Credit Note Payable to a Bank                                           325,000                --

Note payable to current stockholder. Due upon demand
 Interest payable at 6.0%, commencing August 1, 2011. Principal and any unpaid, but accrued, interest due upon demand and
 payable in such time and manner as mentioned in the demand
 notice. The note is unsecured and  subordinated to the
 Company's Line of Credit Note Payable to a Bank                          600,000                --
                                                                         --------          --------

                                                                         $950,000          $325,000
                                                                         ========          ========

Certain notes payable to the Company's current controlling stockholder, as listed above, are non-interest bearing, as of July 31, 2011, and, as such, the Company has recognized an aggregate of approximately $15,119 as additional paid-in capital for economic event related to the non-interest bearing feature on the aforementioned notes payable to stockholders.

NOTE K - COMMON STOCK TRANSACTIONS

The Company's Articles of Incorporation provide for four (4) separate classes of shares, as follows:

Class A Shares

The Company is authorized to issue an unlimited number of Class A shares having attached thereto the following rights:

(a) The holders of Class A shares are entitled to vote at all meetings of stockholders of the Corporation, except at meetings at which only holders of a specific class of shares are entitled to vote.
(b) Subject to the rights attaching to any other classes of shares of the Corporation the holders of the Class A shares are entitled to such dividends as the directors of the Corporation in their sole discretion may determine from time to time and no class of shares shall rank equally with any other class of shares in respect of dividends; and in particular, notwithstanding the generality of the foregoing, the directors may
     (i) declare dividends on one class of shares without declaring dividends on the other classes of shares,
     (ii)declare dividends on two or more classes of shares at different times,
     (iii)declare dividends on two or more classes of shares at the same time in different amounts for each class, or
     (iv)declare dividends on two or more classes of shares at the same time but payable at different times.
(c) Subject to the rights attaching to any other shares of the Corporation, upon the liquidation, dissolution, bankruptcy or winding-up of the Corporation or other distribution of its assets amount its stockholders for the purpose of winding-up its affairs, the holders of Class A shares are entitled to receive the remaining property of the Corporation pro rata with the Class B, Class C and Class D shares.

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE K - COMMON STOCK TRANSACTIONS - CONTINUED

Class B Shares

The Company is authorized to issue an unlimited number of Class B shares having attached thereto the following rights:

(a) The holders of Class B shares are entitled to vote at all meetings of stockholders of the Corporation, except at meetings at which only holders of a specific class of shares are entitled to vote.
(b) Subject to the rights attaching to any other classes of shares of the Corporation the holders of the Class B shares are entitled to such dividends as the directors of the Corporation in their sole discretion may determine from time to time and no class of shares shall rank equally with any other class of shares in respect of dividends; and in particular, notwithstanding the generality of the foregoing, the directors may
     (i) declare dividends on one class of shares without declaring dividends on the other classes of shares,
     (ii) declare dividends on two or more classes of shares at different times,
     (iii)declare dividends on two or more classes of shares at the same time in different amounts for each class, or
     (iv)declare dividends on two or more classes of shares at the same time but payable at different times.
(c) Subject to the rights attaching to any other shares of the Corporation, upon the liquidation, dissolution, bankruptcy or winding-up of the Corporation or other distribution of its assets amount its stockholders for the purpose of winding-up its affairs, the holders of Class B shares are entitled to receive the remaining property of the Corporation pro rata with the Class A, Class C and Class D shares.

Class C Shares

The Company is authorized to issue an unlimited number of Class C shares having attached thereto the following rights:

(a) The holders of Class C shares are entitled to vote at all meetings of stockholders of the Corporation, except at meetings at which only holders of a specific class of shares are entitled to vote.
(b) Subject to the rights attaching to any other classes of shares of the Corporation the holders of the Class C shares are entitled to such dividends as the directors of the Corporation in their sole discretion may determine from time to time and no class of shares shall rank equally with any other class of shares in respect of dividends; and in particular, notwithstanding the generality of the foregoing, the directors may
     (i) declare dividends on one class of shares without declaring dividends on the other classes of shares,
     (ii)declare dividends on two or more classes of shares at different times,
     (iii)declare dividends on two or more classes of shares at the same time in different amounts for each class, or
     (iv)declare dividends on two or more classes of shares at the same time but payable at different times.
(c) Subject to the rights attaching to any other shares of the Corporation, upon the liquidation, dissolution, bankruptcy or winding-up of the Corporation or other distribution of its assets amount its stockholders for the purpose of winding-up its affairs, the holders of Class C shares are entitled to receive the remaining property of the Corporation pro rata with the Class A, Class B and Class D shares.

Class D Shares

The Company is authorized to issue an unlimited number of Class D shares having attached thereto the following rights:

(a) The holders of Class D shares are entitled to vote at all meetings of stockholders of the Corporation, except at meetings at which only holders of a specific class of shares are entitled to vote.
(b) Subject to the rights attaching to any other classes of shares of the Corporation the holders of the Class D shares are entitled to such dividends as the directors of the Corporation in their sole discretion may determine from time to time and no class of shares shall rank equally with any other class of shares in respect of dividends; and in particular, notwithstanding the generality of the foregoing, the directors may
     (i) declare dividends on one class of shares without declaring dividends on the other classes of shares,
     (ii) declare dividends on two or more classes of shares at different times,
     (iii)declare dividends on two or more classes of shares at the same time in different amounts for each class, or
     (iv)declare dividends on two or more classes of shares at the same time but payable at different times.

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE K - COMMON STOCK TRANSACTIONS - CONTINUED

(c) Subject to the rights attaching to any other shares of the Corporation, upon the liquidation, dissolution, bankruptcy or winding-up of the Corporation or other distribution of its assets amount its stockholders for the purpose of winding-up its affairs, the holders of Class D shares are entitled to receive the remaining property of the Corporation pro rata with the Class A, Class B and Class C shares.

NOTE L - INCOME TAXES

The components of income tax (benefit) expense for the years ended July 31, 2011 and 2010, respectively, are as follows:

                                                       Year ended    Year ended
                                                        July 31,      July 31,
                                                          2011          2010
                                                       ----------    ----------
Canadian:
  Current                                              $  (14,604)   $       --
  Deferred                                                     --            --
                                                       ----------    ----------
                                                               --            --
                                                       ----------    ----------
Provence:
  Current                                                      --            --
  Deferred                                                     --            --
                                                       ----------    ----------
                                                               --            --
                                                       ----------    ----------
Total                                                  $       --    $       --
                                                       ==========    ==========

As of July 31, 2011, the Company has a aggregate combined net operating loss carryforward of approximately $876,000 to offset future taxable income. Subject to current regulations, components of this carryforward will expire in accordance with Canadian Tax Law in various future periods.

The Company's income tax expense (benefit) for the years ended July 31, 2011 and 2010, respectively, differed from the Canadian statutory rate of 38 percent and the Alberta Provincial statutory rate of 10 percent, as follows:

                                                       Year ended    Year ended
                                                        July 31       July 31,
                                                          2011          2010
                                                       ----------    ----------
Statutory rate applied to loss before income taxes     $ (111,300)   $ (212,700)
Increase (decrease) in income taxes resulting from:
  Provincial income taxes                                  23,200        44,300
Other differences related to statutory
 differences in expense recognition and
 the effect of the net operating loss                      88,100       168,400
                                                       ----------    ----------

Income tax expense                                     $       --    $       --
                                                       ==========    ==========

                (Remainder of this page left blank intentionally)

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE L - INCOME TAXES - CONTINUED

Temporary differences, consisting primarily of the net operating loss carryforward and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of July 31, 2011 and 2010, respectively:

                                                  Year ended         Year ended
                                                   July 31,           July 31,
                                                     2011               2010
                                                  ----------         ----------
Deferred tax assets - long-term
  Net operating loss carryforwards                $  333,000         $  338,000
  Depreciation timing differences                    293,400            243,700
                                                  ----------         ----------
                                                     626,400            581,700
Deferred tax liabilities - long-term                      --                 --
                                                  ----------         ----------
                                                     626,400            581,700
Less valuation allowance                            (626,400)          (581,700)
                                                  ----------         ----------

Net Deferred Tax Asset                            $       --         $       --
                                                  ==========         ==========

During the years ended July 31, 2011 and 2010, respectively, the valuation allowance increased by approximately $44,700 and $90,800.

NOTE M - RENTAL COMMITMENTS

The Company leases its corporate office and manufacturing facility from a corporation controlled by a former stockholder under a long-term operating lease agreement. The lease requires a monthly payment of approximately $25,947. The Company is responsible for the direct payment of all utilities and maintenance expenses and the reimbursement of all ad valorem taxes. The lease expires on November 30, 2014 and contains a 5-year renewal extension period with the rental rate to be reset to fair market value at renewal if the Company gives notice of renewal to the lessor no earlier than 9 months, and not later than 6 months, prior to the expiration date.

Total rent expense, paid or accrued, under lease agreements for each of the years ended July 31, 2011 and 2010, respectively, was as follows:

                                                  Year ended         Year ended
                                                   July 31,           July 31,
                                                     2011               2010
                                                  ----------         ----------

Total                                             $  248,292         $  248,292
                                                  ==========         ==========

Future operating lease commitments, including the exercise of the 5-year renewal extension, are as follows:

                                                  Year ending
                                                   July 31,            Amount
                                                  ----------         ----------

                                                  2012               $  311,360
                                                  2013                  311,360
                                                  2014                  311,360
                                                  2015                  344,363
                                                  2016                  360,864
                                                  2017-thereafter     1,202,880
                                                                     ----------

                                                  Total              $2,842,187
                                                                     ==========

                             GUARDIAN TELECOM, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                             July 31, 2011 and 2010


NOTE N - RELATED PARTY TRANSACTIONS

In October 2010, in a securities transaction between former and current stockholders, control of the Company was acquired by 4C Tech Holdings, Inc., an Alberta Canada corporation. As of and during the year ended July 31, 2011, the Company had the following transactions with 4C Tech Holdings, Inc. and/or Affiliates of 4C Tech Holdings, Inc.:

As of July 31, 2011:
  Accounts receivable from 4C Tech Holdings, Inc. or Affiliates      $ 11,424
                                                                     ========
  Accounts payable to 4C Tech Holdings, Inc. or Affiliates           $ 16,710
                                                                     ========
  Loans payable to 4C Tech Holdings, Inc.                            $925,000
                                                                     ========
Year ended July 31, 2011:
  Product sales                                                      $188,721
                                                                     ========

NOTE O - REVENUE CONCENTRATIONS (UNAUDITED)

The Company sells to both commercial and governmental customers, in both domestic and foreign markets. The following table shows the Company's geographic revenue distribution by region as presented in the accompanying Statement of
Operations:

                                                                    Year ended
                                                                  July 31, 2011
                                                 Amount             % of total
                                                 ------             ----------
North America                                  $3,629,698              61.52%
Middle East/Africa                              1,295,468              21.96
Central America                                   387,137               6.56
Asia/Australia                                    304,448               5.16
South America                                     176,922               3.00
Europe                                            106,450               1.80
                                               ----------             ------

                                               $5,900,123             100.00%
                                               ==========             ======

The Company had no single customer responsible for 10% or more of gross revenues during the year ended July 31, 2011.